Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Halberd Corporation for the period ending April 30, 2009, I, Mark Lundquist, Chief Executive Officer of Halberd Corporation hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending April 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended April 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Halberd Corporation

Date: June 19, 2009

/s/ Mark Lundquist
Mark Lundquist
Chief Executive Officer,